Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports First Quarter Fiscal 2022 Financial Results and Provides Business Update

Vancouver, BC – November 10, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the development, manufacturing and commercialization of rare cannabinoids, today announced financial results for the first quarter of fiscal year 2022 which ended September 30, 2021.

“The first quarter of fiscal 2022 saw positive momentum across all of our programs,” says Eric A. Adams, InMed President & CEO. “With the completion of the BayMedica Inc. (“BayMedica”) acquisition, our integrated teams are working together to identify rare cannabinoids in BayMedica’s pipeline for commercialization in the consumer health and wellness industry. For the duration of fiscal year 2022, we will be focused on growing revenues through the launch of these selected rare cannabinoids, in addition to expanding sales of BayMedica’s Prodiol® CBC (cannabichromene) and progressing our existing programs.”

Business Update

BayMedica

On October 13, 2021, InMed completed the acquisition of BayMedica creating an industry leader in the manufacturing and commercialization of rare cannabinoids. Management’s immediate focus is to expedite the integration of both companies and accelerate commercial activities including driving wholesale B2B revenues of BayMedica’s current Prodiol® CBC product to the consumer health and wellness sector.

Management anticipates introducing several new, rare cannabinoids over the next few quarters with a specific focus on high demand, attractive margin products and expects to grow revenues considerably in the short-to-medium term.

Additionally, both InMed and BayMedica science teams will continue to explore the therapeutic potential of BayMedica novel cannabinoid analogs to incorporate into the Company’s pharmaceutical drug development programs.

IntegraSyn™

The Company continues to further optimize IntegraSyn™ as a solution for large-scale, pharmaceutical-grade Good Manufacturing Practice (“GMP”) production of rare cannabinoids. The team is currently focused on process optimization to prepare the manufacturing process to be GMP-ready for pharmaceutical quality production. Next step is to advance production to a larger batch and continue to improve upon the previously announced industry leading yield of 5g/L.

The Company continues to believe IntegraSyn™ will be a preferred method for pharmaceutical production and may dovetail with BayMedica’s biosynthesis and chemical synthesis manufacturing approaches for non-pharmaceutical applications.

INM-755 for the treatment of Epidermolysis Bullosa (“EB”)

On September 30, the Company announced it had commenced its Phase 2 clinical trial, the 755-201-EB study, of INM-755 (cannabinol) cream in the treatment of EB, marking the first time cannabinol has advanced to a Phase 2 clinical trial to be studied as a therapeutic option to treat a disease. Additionally, InMed has submitted a request for a pre-Investigational New Drug (“IND”) meeting with the US Food and Drug Administration (“FDA”) to discuss potential next steps in the INM-755 clinical program.

The 755-201-EB study is designed to enroll up to 20 patients. InMed will evaluate the safety of INM-755 (cannabinol) cream and its preliminary efficacy in treating symptoms and wound healing over a 28-day treatment period. All four subtypes of inherited EB; EB Simplex, Dystrophic EB, Junctional EB, and Kindler Syndrome are eligible for this study.

The study is expected to take place at eleven sites across seven countries including Austria, Germany, Greece, France, Italy, Israel and Serbia and regulatory authority and ethics approvals are in place in five countries. Currently, Clinical Trial Agreements are fully executed with 5 sites and patient screening is underway at the first site. The Company is seeking to expand the study into an eighth country, Spain, with two more sites.

The 755-201-EB study follows two completed Phase 1 studies of INM-755 (cannabinol) cream, including treatment on intact skin and treatment on wounded skin, both in healthy volunteers. The Phase 1 studies provided a strong body of evidence demonstrating the overall safety and tolerability of INM-755 cream.

INM-755 (cannabinol) cream is a topical therapy to treat EB and potentially other dermatological diseases. Preclinical data demonstrate that INM-755 (cannabinol) cream may help relieve hallmark EB symptoms, such as inflammation and pain, as well potentially restore the integrity of the skin in a subset of EB Simplex patients.

INM-088 for the treatment of glaucoma

On August 17, 2021, InMed presented preclinical data at the H.C. Wainwright Ophthalmology Conference demonstrating that cannabinol (“CBN”) was effective at providing neuroprotection to the retina ganglion cells and reducing intraocular pressure in glaucoma models. InMed has continued to develop a larger scale drug product manufacturing process, completed dose-ranging studies and conducted topline clinical study design work with its clinical research organization.

Data from preclinical studies of INM-088 show the effectiveness of cannabinol at reducing cell death in retinal ganglion cells, an indication of potential neuroprotection which may lead to extended retention of vision in glaucoma and other ocular diseases.

We continue to work towards completing our preclinical studies of our glaucoma program in preparation for human clinical trials and estimate to file regulatory applications in the second half of fiscal 2022 seeking to initiate human clinical testing with INM-088.

PCT Application

On November 3, 2021, InMed filed an international patent application seeking commercial exclusivity for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others by demonstrating neuroprotection and enhanced neuronal function using a rare cannabinoid.

This Patent Cooperation Treaty (“PCT”) application, entitled “Compositions and Methods for Treating Neuronal Disorders with Cannabinoids”, specifies a rare cannabinoid that may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection and promote neurite outgrowth in a population of affected neurons.

Expanding InMed’s patent portfolio to include, in addition to CBN, an incremental rare cannabinoid for the potential treatment of major neurodegeneration indications demonstrates the Company’s continued commitment to it’s pharmaceutical programs and the potential of rare cannabinoids in treating important diseases.

InMed will be hosting analyst update teleconferences on a semi-annual basis, with the next teleconference to be hosted for the second quarter 2022 fiscal results. InMed also plans to host a webinar to discuss the integration of BayMedica and outline corporate plans for calendar year 2022.

Financing Activities and Results of Operations (expressed in US Dollars):

On July 2, 2021, the Company closed a $12.0 million private placement. Under the terms of the private placement, an aggregate of 890,000 common shares and 3,146,327 pre-funded warrants, and warrants to purchase up to an aggregate of 4,036,327 common shares, were purchased. The warrants have an exercise price of $2.848 per share, are exercisable immediately and have a term of five years. After deducting the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $11.0 million.

For the three months ended September 30, 2021, the Company recorded a net loss of $3.0 million, or $0.25 per share, compared with a net loss of $1.6 million, or $0.31 per share, for the three months ended September 30, 2020.

Research and development expenses were $1.5 million for the three months ended September 30, 2021, compared with $0.9 million for the three months ended September 30, 2020. The increase in research and development and patents expenses was primarily due to increased activities related to the INM-755 clinical trials.

The Company incurred general and administrative expenses of $1.4 million for the three months ended September 30, 2021, compared with $0.6 million for the three months ended September 30, 2020. The increase results primarily from a combination of changes including higher insurance fees resulting from the Company’s listing on the Nasdaq Capital Market and higher legal fees, personnel expenses and investor relation expenses.

At September 30, 2021, the Company’s cash, cash equivalents and short-term investments were $15.4 million, which compares to $7.4 million at June 30, 2021. The increase in cash, cash equivalents and short-term investments during the three months to September 30, 2021, was primarily the result of the July 2, 2021 private placement partially offset by cash outflows from operating activities.

At September 30, 2021, the Company’s total issued and outstanding shares were 10,327,034, or 14,137,034 including all outstanding pre-funded warrants which are considered common share equivalents. During the three months ending September 30, 2021, including the pre-funded warrants, the weighted average number of common shares was 12,047,555, which is used for the calculation of loss per share for the interim periods.

Table 1: Condensed Consolidated Interim Balance Sheets (unaudited):

InMed Pharmaceuticals Inc.
CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (unaudited)
As at September 30, 2021 and June 30, 2021
Expressed in U.S. Dollars

	September 30,	June 30,
	2021	2021

ASSETS	$	$
Current
Cash and cash equivalents	15,343,905	7,363,126
Short-term investments	45,224	46,462
Accounts receivable	14,842	11,919
Loan receivable	250,000	-
Prepaids and other assets	322,352	956,762
Total current assets	15,976,323	8,378,269

Non-Current
Property and equipment, net	304,934	326,595
Intangible assets, net	1,037,382	1,061,697
Other assets	8,625	14,655
Total Assets	17,327,264	9,781,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payables and accrued liabilities	1,844,769	2,134,878
Current portion of lease obligations	82,232	80,483
Total current liabilities	1,927,001	2,215,361

Non-current
Lease obligations	178,591	189,288
Total Liabilities	2,105,592	2,404,649

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares:
10,327,034 (June 30, 2021 - 8,050,707) issued and outstanding	63,686,724	60,587,417
Additional paid-in capital	29,230,464	21,513,051
Accumulated deficit	(77,824,085)	(74,852,470)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	15,221,672	7,376,567
Total Liabilities and Shareholders’ Equity	17,327,264	9,781,216

Table 2: Condensed Consolidated Interim Statements of Operations and Comprehensive Loss (unaudited):

InMed Pharmaceuticals Inc.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)
For the three months ended September 30, 2021 and 2020
Expressed in U.S. Dollars

	Three Months Ended
	September 30
	2021	2020
	$	$
Operating Expenses
Research and development and patents	1,491,252	911,156
General and administrative	1,372,867	624,788
Amortization and depreciation	28,532	27,981
Total operating expenses	2,892,651	1,563,925

Other Income (Expense)
Interest income	5,148	4,345
Foreign exchange loss	(84,112)	(39,499)
Net loss for the period	(2,971,615)	(1,599,079)

Other Comprehensive Loss
Foreign currency translation gain	-	129,400
Total comprehensive loss for the period	(2,971,615)	(1,469,679)

Net loss per share for the period
Basic and diluted	(0.25)	(0.31)
Weighted average outstanding common shares
Basic and diluted	12,047,555	5,220,707

Table 3: Condensed Consolidated Interim Statements of Cash Flows (unaudited):

InMed Pharmaceuticals Inc.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (unaudited)
For the three months ended September 30, 2021 and 2020
Expressed in U.S. Dollars

	2021	2020

Cash provided by (used in):	$	$

Operating Activities
Net loss for the period	(2,971,615)	(1,599,079)
Items not requiring cash:
Amortization and depreciation	28,532	27,981
Share-based compensation	111,142	85,407
Non-cash lease expense	25,906	20,728
Interest income (accrued) received on short-term investments	(23)	140
Unrealized foreign exchange gain	1,262	-
Payments on lease obligations	(17,411)	(16,244)
Changes in non-cash working capital:
Prepaids and other assets	634,410	(31,681)
Other non-current assets	6,030	(14,007)
Accounts receivable	(2,923)	(5,554)
Accounts payable and accrued liabilities	(469,227)	160,719
Total cash used in operating activities	(2,653,917)	(1,371,590)

Investing Activities
Loan receivable	(250,000)	-
Total cash used in investing activities	(250,000)	-

Financing Activities
Shares issued for cash	11,999,825	-
Share issuance costs	(1,115,129)	(64,648)
Total cash provided by (used in) financing activities	10,884,696	(64,648)
Effects of foreign exchange on cash and cash equivalents	-	127,725
Increase (decrease) in cash during the period	7,980,779	(1,308,513)
Cash and cash equivalents beginning of the period	7,363,126	5,805,809
Cash and cash equivalents end of the period	15,343,905	4,497,296

Supplemental disclosure of non-cash financing activities:
Warrants issued to placement agent and included in share issuance costs related to July 2021 private placement	739,920	-

Learn more about InMed’s Pharmaceutical Programs:

https://www.inmedpharma.com/pharmaceutical/cannabinoids-in-development/

Learn more about InMed’s Cannabinoid Manufacturing Capabilities:

https://www.inmedpharma.com/manufacturing/cannabinoid-manufacturing-capabilities/

About InMed: InMed Pharmaceuticals is a global leader in the manufacturing and development of rare cannabinoids. Together with our subsidiary, BayMedica, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: identifying rare cannabinoids for commercialization in the consumer health and wellness industry; expanding sales of BayMedica’s products including the introduction of new products; exploring the therapeutic potential of novel cannabinoid analogs; preparing IntegraSyn™ to be GMP ready and as a preferred method for pharmaceutical production of cannabinoids; the 755-201-EB study enrolling up to 20 patients to study the safety and preliminary efficacy of INM-755 (cannabinol) cream; INM-755 (cannabinol) cream treating EB and potentially other dermatological diseases; expanding the 755-201-EB study into Spain; the potential of cannabinol to reduce cell death in retinal ganglion cells; completing INM-088 preclinical studies and filing regulatory applications in the second half of fiscal 2022; hosting future webinars to discuss plans for 2022; being a global leader in the manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the anticipated results and potential of BayMedica’s business; continued economic and market stability; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSyn™ to commercial scale production; IntegraSyn™ being a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.